Caterpillar Financial Asset Trust 2003-A
SERVICING REPORT	EXHIBIT 99.4

Collection Period Month Begin
Collection Period Month End	YEAR END STATEMENT
Previous Payment Date (or Closing Date)	AS OF 12/31/03
Actual Days in Accrual Period	0

ORIGINAL DEAL PARAMETERS
Initial Note Value	$681,043,196.21
Initial Aggregate Contract Balance	$682,740,574.89
Number of Contracts	10,341
Wtd. Avg. APR	6.15%
Wtd. Avg. Remaining Term	37
Annual Servicing Fee Rate	1.00%
Reserve Account Initial Deposit	$8,513,039.95
Specified Reserve Account Balance	$15,323,471.91
Class A-1 Note Original Principal Balance	$226,300,000.00
Class A-1 Note Rate	1.2294%
Class A-1 Note Final Scheduled Distribution Date	May 25, 2004
Class A-1 CUSIP Number	149114BM1
Class A-2 Note Original Principal Balance	$143,000,000.00
Class A-2 Note Rate	1.25%
Class A-2 Note Final Scheduled Distribution Date	October 25, 2005
Class A-2 CUSIP Number	149114BN9
Class A-3 Note Original Principal Balance	$284,500,000.00
Class A-3 Note Rate	1.66%
Class A-3 Note Final Scheduled Distribution Date	December 26, 2007
Class A-3 CUSIP Number	149114BP4
Class B Note Original Principal Balance	$17,000,000.00
Class B Note Rate	2.27%
Class B Note Final Scheduled Distribution Date	March 25, 2009
Class B CUSIP Number	149114BQ2
Certificate Balance	$10,243,196.21

INPUTS FROM PREVIOUS PERIOD SERVICER REPORT
Note Value	N/A
Aggregate Contract Balance	N/A
Number of Contracts	N/A
Wtd. Avg. APR	N/A
Wtd. Avg. Remaining Term	N/A
Reserve Account Balance	N/A
Class A-1 Note Outstanding Principal Balance	N/A
Class A-1 Note Interest Shortfall	N/A
Class A-2 Note Outstanding Principal Balance	N/A
Class A-2 Note Interest Shortfall	N/A
Class A-3 Note Outstanding Principal Balance	N/A
Class A-3 Note Interest Shortfall	N/A
Class B Note Outstanding Principal Balance	N/A
Class B Note Interest Shortfall	N/A
Servicing Fee Shortfall	N/A

CURRENT COLLECTION PERIOD ACTIVITY
Total Interest Collections	$23,760,332.86
Total Principal Collections	$202,135,886.03
Residual Collections	$135,256.70
Warranty Repurchases Contracts	$0.00
Administrative Repurchases	$1,102,727.94
Liquidation Proceeds	$1,285,676.57
Reserve Account Reinvestment Income	$61,760.82
Total Available Amount	$228,481,640.92

Beginning Note Value	N/A
Ending Note Value	$475,512,152.71
Beginning Aggregate Contract Balance	N/A
Ending Aggregate Contract Balance	$476,641,561.60
Number of Contracts at Beginning of Period	N/A
Number of Contracts at End of Period	9,133
Wtd. Avg. APR	6.24%
Wtd. Avg. Remaining Term	31
Aggregate Scheduled Amounts 31-60 days past due	$9,715,801.04
Aggregate Scheduled Amounts 61 days or more past due	$5,592,808.46
Net Losses on Liquidated Receivables this Period	$743,070.73
Repossessed Equipment not Sold or Reassigned (Beginning)	$0.00
Repossessed Equipment not Sold or Reassigned (End)	$5,030,027.37

CALCULATION OF DISTRIBUTABLE AMOUNTS
Servicing Fee Due	$3,943,475.52
Is CFSC or Affiliate Servicer (Yes / No)?	Yes
Has Reserve Account Reached the Specified Reserve Account Balance (Yes / No)?	Yes

Administration Fee	$4,000.00

Class A-1 Noteholders' Monthly Interest Distributable Amount	$1,125,946.31
Class A-1 Noteholders' Interest Carryover Shortfall	$0.00
Class A-1 Noteholders' Interest Distributable Amount	$1,125,946.31

Class A-2 Noteholders' Monthly Interest Distributable Amount	$1,176,770.83
Class A-2 Noteholders' Interest Carryover Shortfall	$0.00
Class A-2 Noteholders' Interest Distributable Amount	$1,176,770.83

Class A-3 Noteholders' Monthly Interest Distributable Amount	$3,109,110.83
Class A-3 Noteholders' Interest Carryover Shortfall	$0.00
Class A-3 Noteholders' Interest Distributable Amount	$3,109,110.83

Class A Noteholders' Monthly Interest Distributable Amount	$5,411,827.98
Class A Noteholders' Interest Carryover Shortfall	$0.00
Class A Noteholders' Interest Distributable Amount	$5,411,827.98

First Priority Principal Distribution Amount	$2,615,017.00

Class B Noteholders' Monthly Interest Distributable Amount	$254,050.83
Class B Noteholders' Interest Carryover Shortfall	$0.00
Class B Noteholders' Interest Distributable Amount	$254,050.83

Second Priority Principal Distribution Amount	$120,970,456.82

Net Excess Spread Amount	$7,893,433.41

Regular Principal Distribution Amount	$81,945,569.68

Total Required Payment	$129,251,352.63

Draw from Reserve Account	$0.00

Total Distribution Amount	$228,481,640.92

DISTRIBUTIONS FROM COLLECTION ACCOUNT
1. Servicing Fee (if CFSC or Affiliate is NOT servicer)	$0.00
2. Administration Fee (if CFSC or Affiliate is NOT servicer)	$4,000.00
3. Class A Noteholders' Interest Distributable Amount to Class A Noteholders	$5,411,827.98
4. First Priority Principal Distribution Amount to Principal Distribution Account	$2,615,017.00
5. Class B Noteholders' Interest Distributable Amount to Class B Noteholders	$254,050.83
6. Second Priority Principal Distribution Amount to Principal Distribution Account	$120,970,456.82
7. Deposit to Reserve Account	$6,810,431.96
8. Regular Principal Distribution Amount to Principal Distribution Account	$81,945,569.68
9. Servicing Fee (if CFSC or Affiliate IS servicer)	$3,943,475.52
10. Deposit to Certificate Distribution Account	$6,526,811.13

DISTRIBUTIONS FROM PRINCIPAL DISTRIBUTION ACCOUNT
1. Principal to Class A-1 Noteholders	$205,531,043.50
2. Principal to Class A-2 Noteholders	$0.00
3. Principal to Class A-3 Noteholders	$0.00
4. Principal to Class B Noteholders	$0.00
5. Deposit to Certificate Distribution Account	$0.00

RECONCILIATION OF RESERVE ACCOUNT
Beginning Reserve Account Balance	N/A
Draw from Reserve Account to cover shortfalls	$0.00
Interim Specified Reserve Account Balance	$15,323,471.91
Deposit to Reserve Account Needed	$6,810,431.96
Deposit to Reserve Account from Collection Account	$6,810,431.96
Specified Reserve Account Balance	$15,323,471.91
Reserve Account Release deposited into Certificate Distribution Account	$0.00
Ending Reserve Account Balance	$15,323,471.91

SUMMARY OF DISTRIBUTIONS
Servicing Fee Paid to Servicer	$3,943,475.52
Servicing Fee Shortfall	$0.00

Class A-1 Interest Paid	$1,125,946.31
Class A-1 Interest Shortfall	$0.00
Class A-1 Principal Paid	$205,531,043.50
Ending Class A-1 Principal Balance	$20,768,956.50

Class A-2 Interest Paid	$1,176,770.83
Class A-2 Interest Shortfall	$0.00
Class A-2 Principal Paid	$0.00
Ending Class A-2 Principal Balance	$143,000,000.00

Class A-3 Interest Paid	$3,109,110.83
Class A-3 Interest Shortfall	$0.00
Class A-3 Principal Paid	$0.00
Ending Class A-3 Principal Balance	$284,500,000.00

Class B Interest Paid	$254,050.83
Class B Interest Shortfall	$0.00
Class B Principal Paid	$0.00
Ending Class B Principal Balance	$17,000,000.00

Deposit to Certificate Distribution Account	$6,526,811.13